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                                                                   EXHIBIT 23.6


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated May 12, 1997
(August 20, 1997 as to Note 15), appearing in the Current Report on Form 8-K of Cendant Corporation filed on February 6, 1998.



/s/ Deloitte & Touche LLP


New York, New York
December 18, 1998